As filed with the Securities and Exchange Commission on December 8, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Medidata Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	7389	13-4066508
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

79 Fifth Avenue, 8th Floor

New York, New York 10003

(212) 918-1800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Tarek A. Sherif, Chief Executive Officer

79 Fifth Avenue, 8th Floor

New York, New York 10003

(212) 918-1800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Paul Jacobs, Esq. Warren J. Nimetz, Esq. Fulbright & Jaworski L.L.P. 666 Fifth Avenue New York, New York 10103 Telephone (212) 318-3000 Fax (212) 318-3400	Christopher J. Austin, Esq. Ropes & Gray LLP One International Place Boston, MA 02110-2624 Telephone (617) 951-7000 Fax (617) 951-7050

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒    File No. 333-163235

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered (1)(2)	Proposed Maximum Offering Price Per Unit (3)	Proposed Maximum Aggregate Offering Price (4)	Amount of Registration Fee
Common Stock par value $0.01 per share	575,000	$15.00	$8,625,000	$481.28

(1)	Includes 75,000 shares that the underwriters have the option to purchase to cover overallotments.
(2)	The 575,000 shares being registered under this Registration Statement are in addition to the 5,750,000 shares registered pursuant to the Registration Statement on Form S-1 (File No. 333-163235), which was declared effective on December 8, 2009.
(3)	Based on the public offering price.
(4)	In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form S-1 (File No. 333-163235), as amended, is hereby registered.

This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement on Form S-1 is being filed with respect to the registration of additional shares of common stock, par value $0.01 per share, of Medidata Solutions, Inc., a Delaware corporation (the “Company”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-1 (File No. 333-163235) filed by the Company with the Commission on November 19, 2009, as amended on December 2, 2009, including each of the documents included therein or incorporated by reference therein and all exhibits thereto, which was declared effective by the Securities and Exchange Commission (the “Commission”) on December 8, 2009, are incorporated in this registration statement by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

UNDERTAKING

The Company hereby certifies to the Commission that (i) it has instructed its bank to pay the Commission the filing fee set forth on the cover page of this registration statement by wire transfer of such amount to the Commission’s account as soon as practicable (but no later than the close of business on December 9, 2009); (ii) it will not revoke such instruction; (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee; and (iv) it will confirm receipt of such instructions by its bank during the bank’s regular business hours no later than December 9, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 8, 2009.

MEDIDATA SOLUTIONS, INC.

By:	/s/ TAREK A. SHERIF
Tarek A. Sherif Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on December 8, 2009.

Signature	Title

/s/ TAREK A. SHERIF	Chairman, Chief Executive Officer
Tarek A. Sherif	(Principal Executive Officer) and Director

/s/ BRUCE D. DALZIEL	Chief Financial Officer
Bruce D. Dalziel	(Principal Financial Officer)

/s/ CORY DOUGLAS	Controller
Cory Douglas	(Principal Accounting Officer)

*	Director
Glen M. de Vries

*	Director
Carlos Dominguez

*	Director
Neil M. Kurtz, M.D.

*	Director
George McCulloch

*	Director
Peter Sobiloff

*	Director
Robert B. Taylor

* By:	/s/ TAREK A. SHERIF
Tarek A. Sherif Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Fulbright & Jaworski L.L.P.

23.1	Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP.

23.3	Consent of Deloitte & Touche LLP.

24.1 *	Power of Attorney of Tarek A. Sherif.

24.2 *	Power of Attorney of Bruce D. Dalziel.

24.3 *	Power of Attorney of Cory Douglas.

24.4 *	Power of Attorney of Glen M. de Vries.

24.5 *	Power of Attorney of Carlos Dominguez.

24.6 *	Power of Attorney of Neil M. Kurtz, M.D.

24.7 *	Power of Attorney of George McCulloch.

24.8 *	Power of Attorney of Peter Sobiloff.

24.9 *	Power of Attorney of Robert B. Taylor.

*	Incorporated by reference to the same numbered exhibit to Medidata Solutions, Inc.’s Registration Statement on Form S-1 (SEC File No. 333-163235) filed on November 19, 2009.